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                                                                    Exhibit 23.9


                        Consent of Independent Auditors

We consent to the references to our firm under the caption "Experts" in the Registration Statement on Form S-4 and related Proxy Statement/Prospectus of S&T Bancorp, Inc. for the registration of 3,036,075 shares of its common stock and to the incorporation by reference therein of our report dated January 17, 1997, with respect to the consolidated financial statements of S&T Bancorp, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                                /s/ ERNST & YOUNG LLP


Pittsburgh, Pennsylvania
March 13, 1997